UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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NorthWestern Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2008

Notice of Annual Meeting

and

Proxy Statement

NorthWestern Corporation

d/b/a NorthWestern Energy

3010 W. 69th Street

Sioux Falls, SD 57108

www.northwesternenergy.com

April 15, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 annual meeting of stockholders to be held at the New York Marriott Downtown Hotel, 85 West Street, New York, N.Y., on Wednesday, May 21, 2008, at 10:00 a.m. local time.

At the meeting, stockholders will be voting on the election of directors and the ratification of our independent registered public accounting firm for 2008. The proxy statement included with this letter provides you with information about the annual meeting and the business to be conducted.

Your vote is very important. Please consider the issues presented and vote your shares as promptly as possible by following the instructions on your proxy card. If your shares are held in an account at a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Thank you for your continued support of NorthWestern Corporation.

Very truly yours,

Michael J. Hanson

President and Chief Executive Officer

NorthWestern Corporation

d/b/a NorthWestern Energy

3010 W. 69th Street, Sioux Falls, South Dakota 57108

Notice of Annual Meeting of Stockholders

May 21, 2008

To Our Stockholders:

The 2008 annual meeting of stockholders of NorthWestern Corporation will be held on

May 21, 2008, beginning at 10:00 a.m. Eastern Daylight Time at the New York Marriott Downtown Hotel, 85 West Street, New York, N.Y.

The purpose of the annual meeting is to consider and vote upon the following matters:

1.	Election of seven (7) members to our Board of Directors to hold office until the annual meeting of stockholders in 2009 and until their successors are duly elected and qualified;
2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2008; and
3.	Transaction of any other business as may properly come before the annual meeting and any adjournment or postponement of the annual meeting.

The above business matters are described in detail in the accompanying proxy statement.

The Board of Directors recommends a vote “FOR” each of the director nominees and the ratification of the independent registered public accounting firm.

The record date for determining the stockholders entitled to receive notice of and to attend and vote at the annual meeting and any adjournments or postponements of the annual meeting is March 28, 2008. This notice and proxy statement, voting instructions and NorthWestern’s Annual Report are being mailed to stockholders on or about April 15, 2008.

The annual meeting is open to stockholders and those guests invited by us. The admission ticket enclosed with this proxy statement will be required for admittance to the meeting. If you wish to attend the annual meeting and your shares are held in an account at a brokerage firm, bank or other nominee (i.e., in “street name”), you will need to bring a copy of your brokerage statement or other documentation reflecting your stock ownership as of the record date. Additional information about attendance at the annual meeting is located in the Annual Meeting Guidelines on the last page of this proxy statement.

By Order of the Board of Directors,

Thomas J. Knapp

Vice President, General Counsel and Corporate Secretary

April 15, 2008

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 21, 2008: The proxy statement and annual report to stockholders are available on the Internet at http://www.northwesternenergy.com/2008Proxy.

This proxy statement contains information related to the solicitation of proxies by the Board of Directors (the “Board”) of NorthWestern Corporation (“NorthWestern,” the “Company,” “we,” “us,” or “our”) in connection with the annual meeting of stockholders to be held on Wednesday, May 21, 2008, at 10:00 a.m. Eastern Daylight Time at the New York Marriott Downtown Hotel, 85 West Street, New York, N.Y.

ABOUT THE ANNUAL MEETING

Q:	When and where is the annual meeting?
A:	The annual meeting of our stockholders will be held on Wednesday, May 21, 2008, at 10:00 a.m. Eastern Daylight Time at the New York Marriott Downtown Hotel, 85 West Street, New York, N.Y.

Q:	Are the proxy materials available electronically?

The proxy statement, annual report and voting instructions will be available for one year on the Company’s Web site at http://www.northwesternenergy.com/2008proxy.

Q:	Will the annual meeting be webcast?

The annual meeting will be webcast (audio and slides) simultaneously with the live meeting. You may access the webcast from our Web site at http://www.northwesternenergy.com. A replay of the webcast also will be available on our Web site through June 21, 2008.

Q:	What matters will be voted on at the annual meeting?
A:	The following matters will be voted on at the annual meeting:

•	Election of seven (7) directors to serve on our Board;

•	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2008; and

•	Transaction of any other matters and business as may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

Q:	Who can vote and attend the annual meeting?
A:

All stockholders of record as of the close of business on March 28, 2008, are entitled to receive notice of and to attend and vote at the annual meeting, or any postponement or adjournment of the annual meeting. If you wish to attend the annual meeting and your shares are held in an account at a brokerage firm, bank or other nominee (i.e., in “street name”), you will need to bring a copy of your brokerage statement or other documentation reflecting your stock ownership as of the record date. “Street name” holders who wish to vote at the annual meeting will need to obtain a proxy authorizing them to vote at the annual meeting from the broker, bank or other nominee that holds their shares.

Q:	What is a quorum of stockholders?
A:

A quorum is necessary to hold a valid annual meeting. A quorum will be present at the annual meeting if the holders of a majority of the shares of our common stock outstanding and entitled to vote on the record date are present in person or represented by proxy. If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned to solicit additional proxies. Abstentions and “broker non-votes” count as present for establishing a quorum for the transaction of all business. Since there were 38,972,551 shares of common stock issued and outstanding and entitled to vote at the annual meeting as of the record date, the presence of holders of 19,486,276 shares, in person or by proxy, will constitute a quorum.

Q:	What vote is required for each proposal at the annual meeting?
A:

The election of directors requires a plurality of the votes cast by the shares of common stock present in person or represented by proxy at the annual meeting. “Plurality” means that the nominees receiving the largest number of votes cast “FOR” are elected as directors up to the maximum number of directors to be chosen at the meeting. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders do not have the right to cumulate their votes for directors. In August 2006, the Board adopted a Majority Vote Policy for the election of directors. The policy provides that, in an uncontested election, any nominee for director who receives a greater number of “WITHHOLD AUTHORITY” votes from his or her election than votes “FOR” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation following certification of the shareholder vote under the procedures in the Policy. The Majority Vote Policy is explained in detail on page 7.

The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2008 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon.

Q:	How does our Board recommend that I vote?
A:	Our Board recommends that you vote:

•	“FOR” the election of each of the nominees for director; and

•	“FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2008.

Q:	What methods may I use to cast my vote?
A:

Internet and Telephone Voting. Holders of record may vote by using the Internet or telephone. Instructions for voting can be found on the enclosed voting card. If you hold your shares through a broker, bank or other nominee, you should check your voting instruction card forwarded by your broker, bank or other nominee to see which voting options are available.

Voting by Mail. Holders of record may vote by completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-paid envelope. If your shares are held in an account at a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Voting in Person at the Annual Meeting. Submitting your vote by proxy will not affect your right to attend the annual meeting and to vote in person. If you attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. Please note, however, that if your shares are held in “street name” by a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a proxy from the recordholder of the shares authorizing you to vote at the annual meeting.

We do not expect that any other matters will be brought before the annual meeting; however, by giving your proxy, you appoint the persons named as proxies as your representatives at the annual meeting. If an issue should arise for vote at the annual meeting that is not included in the proxy material, the proxy holders will vote your shares in accordance with their best judgment.

Read and follow the instructions on your proxy or voting instruction card carefully.

Q:	How are votes counted?
A:

For the election of directors, you may vote “FOR” all of the nominees or you may “WITHHOLD AUTHORITY” for one or more of the nominees. Withheld votes will not count as votes cast for the nominee, but will count for the purpose of determining whether a quorum is present. As a result, if you withhold your vote, it has no effect on the outcome of the vote to elect directors; however, under our Majority Vote Policy, if a nominee for director receives more “WITHHOLD AUTHORITY” votes than “FOR” votes, such nominee shall immediately tender his/her resignation under the procedures in the Policy.

For the proposal relating to ratification of our independent registered public accounting firm, you may vote “FOR,” “AGAINST” or “ABSTAIN.” The failure to vote, either by not returning a properly executed proxy card or not voting in person at the annual meeting, will have no effect on the outcome of the voting on the ratification proposal. However, abstentions will have the same effect as voting “AGAINST” ratification of our independent registered public accounting firm.

If you sign your proxy card without indicating your vote, your shares will be voted “FOR” each of the nominees for director, “FOR” ratification of Deloitte & Touche LLP as our independent registered public accounting firm and in accordance with the recommendations of our Board on any other matters properly brought before the annual meeting for a vote.

Q:	What is a “broker non-vote”?
A:

A “broker non-vote” generally occurs when a broker, bank or other nominee holding shares in “street name” on your behalf does not vote on a proposal because the broker, bank or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. Generally, brokers, banks and other nominees have the discretion to vote for directors and the ratification of the appointment of our independent registered public accounting firm, unless you instruct otherwise. “Broker non-votes” will be treated as shares that are present and entitled to vote for the purpose of determining whether a quorum exists.

Q:	Can I change my vote after I have delivered my proxy?
A:

Yes. If you are a recordholder of our common stock, you can change your vote at any time before your proxy is voted at the annual meeting by properly delivering prior to the annual meeting a later-dated proxy or attending the annual meeting and voting in person. You also may revoke your proxy by delivering a notice of revocation to our corporate secretary prior to the vote at the annual meeting. If your shares are held in “street name,” you must contact your broker, bank or other nominee to revoke your proxy.

Q:	What should I do if I receive more than one set of voting materials?
A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy and voting instruction card that you receive.

Q:	Who pays for the solicitation of proxies?
A:

NorthWestern will pay the cost of the solicitation, which will be made primarily by mail. Proxies also may be solicited in person, by telephone, facsimile or similar means, by our directors, officers or employees without additional compensation.

We will, on request, reimburse stockholders who are brokers, banks or other nominees for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.

PROPOSAL  1

ELECTION OF DIRECTORS

In accordance with our current certificate of incorporation and our current bylaws, all members of our Board are elected annually, to serve until the next annual meeting of stockholders. Our bylaws currently authorize a Board consisting of not fewer than five nor more than eleven persons. Our Board has determined that, with the exception of Michael J. Hanson, all of the director nominees are independent as defined by the NASDAQ Marketplace Rules.

The nominees for election to the seven positions on our Board, selected by our Nominating and Corporate Governance Committee of the Board and proposed by our Board to be voted upon at the annual meeting, are Stephen P. Adik, E. Linn Draper, Jr., Jon S. Fossel, Michael J. Hanson, Julia L. Johnson, Philip L. Maslowe and D. Louis Peoples.

Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy intend to vote “FOR” the election of director nominees Adik, Draper, Fossel, Hanson, Johnson, Maslowe and Peoples to hold office as directors until the next annual meeting of stockholders in 2009 and until their successors are elected and qualified. All nominees have advised the Board that they are able and willing to serve as directors.

If any nominee becomes unavailable for any reason (which is not anticipated), the shares represented by the proxies may be voted for such other person or persons as may be determined by the holders of the proxies (unless a proxy contains instructions to the contrary). In no event will the proxy be voted for more than seven nominees. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the annual meeting. Accordingly, abstentions or “broker non-votes” as to the election of directors will not affect the election of the candidates receiving the plurality of votes; however, under our Majority Vote Policy, if a nominee for director receives more “WITHHOLD AUTHORITY” votes than “FOR” votes, such nominee shall immediately tender his/her resignation under the procedures in the Policy. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted “FOR” the election of the seven nominees named above as directors.

Nominees

Stephen P. Adik, age 65, director since November 1, 2004, is the retired Vice Chairman (2001-2003) of NiSource Inc. (NYSE: NI), an electric and natural gas production, transmission and distribution company; formerly Senior Executive Vice President and Chief Financial Officer (1998-2001), and Executive Vice President and Chief Financial Officer (1996-1998), of NiSource. Mr. Adik serves on the Boards of Beacon Power (NASDAQ: BCON), a designer and manufacturer of power conversion and sustainable energy storage systems for the distributed generation, renewable energy, and backup power markets; the Chicago SouthShore and South Bend Railroad, a regional rail carrier serving northwest Indiana; and Dearborn Midwest Conveyor Company, a manufacturer and installer of conveyor equipment for the bulk materials and automotive industries.

E. Linn Draper, Jr., age 66, Chairman of the Board since November 1, 2004, is the retired Chairman, President and Chief Executive Officer of American Electric Power Company (NYSE: AEP), a public utility holding company (1992-2004), Mr. Draper serves on the Boards of Alliance Data Systems Corporation (NYSE: ADS), a provider of transaction services, credit services and marketing services; Alpha Natural Resources Inc. (NYSE: ANR), a coal producer; Temple-Inland Inc. (NYSE: TIN), a corrugated packing and forest products business; and TransCanada (NYSE: TRP) transporter and marketer of natural gas and generator of electric power in Canada and the United States.

Jon S. Fossel, age 66, director since November 1, 2004, is the retired Chairman, President and Chief Executive Officer of Oppenheimer Management Corporation, a mutual fund investment company (“Oppenheimer”) (1989-1996). Mr. Fossel serves as nonexecutive chairman of the Board of UnumProvident Corporation (NYSE: UNM), a disability and life insurance provider.

Michael J. Hanson, age 49, director since May 20, 2005; is President and Chief Executive Officer since May 20, 2005; formerly President since March 2005; Chief Operating Officer since August 2003; formerly President and Chief Executive Officer of NorthWestern’s utility operations (1998-2003). Prior to joining NorthWestern, Mr. Hanson was General Manager and Chief Executive of Northern States Power Company of South Dakota and North Dakota in Sioux Falls, S.D. (1994-1998). Mr. Hanson serves on the Board of a NorthWestern subsidiary.

Julia L. Johnson, age 45, director since November 1, 2004, is President of NetCommunications, LLC, a strategy consulting firm specializing in the energy, telecommunications and information technology public policy arenas, since 2000; formerly Sr. Vice President-Communications & Marketing for Military Commercial Technologies, Inc. (MILCOM). Ms. Johnson served as Commission Chairman (1997-1999) and Commissioner (1992-1997) for the Florida Public Service Commission. Ms. Johnson serves on the Boards of Allegheny Energy Inc. (NYSE: AYE), an electric utility holding company; and MasTec, Inc. (NYSE: MTZ), a leading end-to-end voice, video, data and energy infrastructure solution provider.

Philip L. Maslowe, age 61, director since November 1, 2004, was formerly Executive Vice President and Chief Financial Officer (1997-2002) of The Wackenhut Corporation, a security, staffing and privatized prisons corporation; formerly Executive Vice President and Chief Financial Officer (1993-1997) of Kindercare Learning Centers, a provider of learning programs for preschoolers. Mr. Maslowe serves on the Board of Delek US Holdings, Inc. (NYSE: DK), a diversified energy business focused on petroleum refining and supply and retail marketing.

D. Louis Peoples, age 67, director since January 14, 2006, is the retired Chief Executive Officer and Vice Chairman of the Board of Orange and Rockland Utilities, Inc. (1994-1999). Mr. Peoples serves on the Boards of the Center for Clean Air Policy and the Nevada Area Council, Boy Scouts of America and is a sponsor of and active participant in the Aspen Institute Forum on Energy, the Environment and the Economy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF THESE SEVEN NOMINEES.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Except under special circumstances, our common stock is the only class of voting securities. The number of shares noted are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of option, warrant or right.

Holdings of Major Stockholders

The following table sets forth information regarding whom we know to be the beneficial owners of more than 5 percent of our issued and outstanding common stock. Such information is based on a review of statements filed with the Securities and Exchange Commission (“SEC”) pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock
Zimmer Lucas Partners LLC	3,691,853	9.5%
45 Broadway, 28th New York, NY 10006
RS Investment Management Co. LLC	2,624,945	6.7%
388 Market Street, Suite 1700 San Francisco, CA 94111
King Street Capital Management LLC	2,000,000	5.1%
65 East 55th Street, 30th Floor New York, NY 10022

Holdings of Directors and Officers

The following table set forth certain information as of April 1, 2008, with respect to the beneficial ownership of shares of our common stock owned by the nominees for director, the Named Executive Officers, and by all of our directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Unrestricted Shares of Common Stock Beneficially Owned	Unvested Restricted Stock	Deferred Stock Units	Total Shares of Common Stock Beneficially Owned	Percent of Common Stock
Stephen P. Adik	–	6,666	14,037	20,703	*
E. Linn Draper, Jr.	–	6,666	28,028	34,694	*
Jon S. Fossel	6,334	6,666	–	13,000	*
Michael J. Hanson	31,955	25,655	–	57,610	*
Julia L. Johnson	–	6,666	19,858	26,524	*
Philip L. Maslowe	–	6,666	20,997	27,663	*
D. Louis Peoples.	3,000	6,666	8,002	17,668	*
Brian B. Bird	16,880	12,060	–	28,940	*
Thomas J. Knapp	4,197	8,736	–	12,933	*
Curt T. Pohl	3,492	5,823	–	9,315	*
Gregory G. A. Trandem	2,040	6,780	–	8,820	*
Directors and Executive Officers as a Group (15 persons)	77,326	115,732	90,922	283,980	*

* Less than 1%.

CORPORATE GOVERNANCE

Our Board oversees the business of NorthWestern. It establishes overall policies and standards for us and reviews the performance of our management. In addition, our Board presently has an Audit Committee, a Nominating and Corporate Governance Committee and a Human Resources Committee whose functions are briefly described below.

Our Board has adopted a policy, in which attendance and participation by directors is considered during the Board’s self-evaluation, in determining continued service on the Board. The Board held 16 regular and special meetings in 2007. Each current director attended more than 75 percent of the aggregate of the meetings of the Board and of each committee on which he/she served. At our last annual meeting of stockholders in August 2007, all of the seven directors then serving were in attendance at the meeting.

Executive sessions without management in attendance are provided for at each regularly scheduled Board meeting and are chaired by our non-executive Chairman of the Board.

Determination of Independence

A majority of NorthWestern’s directors are required to be independent in accordance with the criteria set forth in NASDAQ Marketplace Rule 4200(a)(15) and IM-4200. As a part of its independence assessment, the Board considers whether any non-employee director or member of his or her immediately family has a material relationship with the Company that would impair the director’s independence. The Board’s determination of independence is based upon a review of the questionnaires submitted by each director, the Company’s relevant business records, publicly available information and the applicable SEC and NASDAQ requirements.

Based on its review, the Board determined that Messrs. Adik, Draper, Fossel, Maslowe, Peoples and Ms. Johnson, being all of the non-employee directors, are independent as defined by the NASDAQ Marketplace Rules.

Director Majority Vote Policy

In August 2006, the Board adopted a Majority Vote Policy for the election of directors. The policy provides that, in an uncontested election, any nominee for director who receives a greater number of “WITHHOLD AUTHORITY” votes from his or her election than votes “FOR” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation following certification of the shareholder vote.

The Nominating and Corporate Governance Committee shall promptly consider the resignation offer, and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the Securities and Exchange Commission.

Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer. However, if each member of the Nominating and Corporate Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. If the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers, with each director recusing himself/herself from consideration of his/her resignation offer.

Code of Conduct

Our Board adopted our revised Code of Business Conduct and Ethics (“Code of Conduct”) on August 7, 2007, and reviews it annually. Our Code of Conduct sets forth standards of conduct for all of our officers, directors and employees and those of our subsidiary companies, including all full- and part-time employees and certain persons that provide services on our behalf, such as agents. Our Code of Conduct is available on our Web site at http://www.northwesternenergy.com. We intend to post on our Web site any amendments to, or waivers from, our Code of Conduct. In addition, on August 26, 2003, our former Board adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which provides for a complaint procedure that specifically applies to this code. This code of ethics along with the complaint procedures are also reviewed annually and are available on our Web site.

Committees of the Board

Audit Committee

Our Audit Committee provides oversight of (i) the financial reporting process, the system of internal controls and the audit process of NorthWestern, and (ii) our independent auditor. Our Audit Committee also recommends to the Board the appointment of our independent registered public accounting firm. As required by the Audit Committee Charter, each of the members of our Audit Committee is an independent director as defined by NASD Rule 4200(a)(15).

Our Audit Committee is composed of four non-employee directors who are financially literate in financial and auditing matters and are “independent” as defined by the SEC. The members of the Audit Committee are Chairman Stephen P. Adik, Jon S. Fossel, Philip L. Maslowe and D. Louis Peoples. Audit Committee Chairman Adik has been identified as the Audit Committee’s financial expert, as defined in Item 401(h)(2) of Regulation S-K. Our Audit Committee held nine meetings during 2007.

Human Resources Committee

Our Human Resources (“HR”) Committee acts on behalf of and with the concurrence of the Board with respect to matters relating to the Company concerning compensation, benefits, and other personnel plans for employees; the election and appointment of executive officers and other officers;

the assessment of the performance of the CEO; and the compensation of non-employee members of the Board. Our HR Committee is composed of not less than three nonemployee directors. Each of the members of our HR Committee is an independent director as defined by NASD Rule 4200(a)(15). The members of our HR Committee are Chairman Philip L. Maslowe, Stephen P. Adik and Julia L. Johnson. Our HR Committee held eight meetings during 2007.

Nominating and Corporate Governance Committee

On February 27, 2008, our Board changed the name of our Governance Committee to be our Nominating and Corporate Governance (“NCG”) Committee and adopted a revised charter for this committee. Our NCG Committee assists the Board in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness, and in developing and implementing the Corporation’s corporate governance principles. Further, the NCG Committee reviews and oversees the Corporation’s position on (a) corporate social responsibilities and (b) public policy issues that significantly affect the Corporation, its shareholders, its customers and other key stakeholders. Our NCG Committee is composed of not less than three nonemployee directors. Each of the members of the NCG Committee is an independent director as defined by NASD Rule 4200(a)(15). The members of our NCG Committee are Chairwoman Julia L. Johnson, Jon S. Fossel and D. Louis Peoples. Our NCG Committee held three meetings during 2007.

Our NCG Committee will consider nominees for directors properly recommended by stockholders. A stockholder who wishes to submit a candidate for consideration at the annual meeting of stockholders must notify our Corporate Secretary in writing not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting. The stockholder’s written notice must include information about each proposed nominee, including name, age, business address, principal occupation, and other information required in proxy solicitations. The nomination notice must also include the nominating stockholder’s name and address, the number of shares of our common stock beneficially owned by the stockholder, and any arrangements or understandings between the nominee and the stockholder. The stockholder must also furnish a statement from the nominee indicating that the nominee wishes and is able to serve as a director.

The NCG Committee will evaluate each director candidate to determine whether such candidate should be recommended to the Board as a director nominee. In considering director candidates, the NCG Committee will take into account whether a candidate has skills, experience and background that add to and complement the range of skills, experience and background of existing directors, based on the following: integrity, accomplishments, business judgment, experience and education, commitment, representation of stockholders, industry knowledge, independence and financial literacy.

The Company maintains on its Web site, http://www.northwesternenergy.com, copies of the charters of each of the committees of the Board.

Communications with Our Board

Stockholders may send communications to our Board. Communications should be addressed to our Corporate Secretary at our principal offices at 3010 W. 69th Street, Sioux Falls, South Dakota 57108. The Corporate Secretary will forward directly to the Board any communications received.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on information furnished to us and contained in reports filed with the SEC, as well as written representations that no other reports were required, NorthWestern believes that during 2007 all SEC filings of its directors and executive officers complied with the requirements of Section 16 of the Securities Exchange Act of 1934, as amended.

Transactions with Related Persons

The Audit Committee, in conjunction with the Vice President, General Counsel and Corporate Secretary, review and approve or ratify, when necessary, transactions involving related parties. Our executive officers and directors annually complete a questionnaire that includes questions about related party transactions. To the extent described in the questionnaire, these transactions are brought to the attention of the Audit Committee for review and approval or ratification. Because the questionnaire alerts those individuals to seek approval of related party transactions, we expect such transactions will be brought to our attention.

A review of the director and officer questionnaires revealed no material related party transactions during 2007.

Move of Common Stock Listing to the New York Stock Exchange

The Company expects to move its common stock listing from NASDAQ to the New York Stock Exchange on May 1, 2008. We are in full compliance with all of the corporate governance requirements of NYSE Euronext.

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy

Total compensation should be reflective of individual performance and company performance in achieving financial and non-financial objectives. We also believe that a significant portion of an executive’s compensation should be “at risk” in the form of annual incentive awards that are paid, if earned, based on individual and company performance. Our executive compensation programs are therefore designed to:

•	Attract and retain an executive team with an industry competitive compensation and benefits program;
•	Reflect our financial and operational size; and
•	Maximize stockholder value by emphasizing performance-based compensation.

Currently, no executive has an employment contract and perquisites are minimal.

Oversight of the Executive Compensation Program

The HR Committee, in conjunction with the CEO, has overall responsibility to recommend to the Board persons to serve as executive officers and approval of base salary, annual and long-term compensation plans (including all awards made under the plans), welfare benefit plans and retirement plans for the executive officers.

The HR Committee conducts an annual performance assessment of the CEO and determines appropriate adjustments to all elements of total compensation based on performance. The CEO performs assessments and recommends to the HR Committee total compensation adjustments for the remaining executive officers. The HR Committee has discretion to make adjustments to the CEO’s recommendations and recommends CEO and executive officer compensation to the Board for approval.

The Company’s Human Resources Department is responsible for administering the compensation and benefit plans and maintaining the executive compensation philosophy.

Targeted Overall Compensation and Competitive Analysis

We target market competitive base salary, annual cash incentive awards and long-term equity grants, as well as total compensation. In 2007, the HR Committee engaged Towers Perrin, an executive compensation consulting firm, to assist us in identifying competitive compensation levels. As requested, Towers Perrin participates in HR Committee meetings and assists the HR Committee in developing the compensation program. Towers Perrin analyzed published survey data that focuses on the energy and utility industry and is size-adjusted based on our revenues for appropriate market comparison, which includes Towers Perrin Compensation DataBank, Mercer Benchmark Database and Watson Wyatt Survey Report on Top Management Compensation. These surveys and the calculations to size-adjust by revenue are proprietary tools of the sponsoring organizations and as such, the individual companies to which we are compared are not disclosed.

The size-adjusted revenue data is the primary reference for determining market competitive total compensation, base pay and annual incentive targets. For long-term incentive purposes, Towers Perrin analyzed expected values using the Towers Perrin Compensation DataBank, focusing on companies across industries and the energy services industry, specifically with annual revenues less than $3 billion. The HR Committee and management used this data to determine an appropriate blend of direct compensation, which includes base salary and annual and long-term incentives, based on comparable positions.

When determining the targeted compensation for executives, in addition to the benchmarking data reviewed above, the HR Committee considers the scope of job, incumbent performance and internal comparison with other officer positions.

Components of Executive Compensation

The components of total compensation for our executive officers are as follows:

•	Base salary
•	Annual cash incentive awards
•	Long-term equity grants
•	Retirement benefits
•	Perquisites and other benefits.

Base Salary

Salary levels, for all executive officers, including the CEO, are targeted to be market competitive with adjustments based on individual performance. The individual characteristics that the officer brings to the organization, such as experience, educational background and performance impact an officer’s base salary. Salaries for our executive officers range between 85% and 120% of the size-adjusted market midpoint, as provided by our compensation consulting firm.

Annual Cash Incentive Awards

Annual cash incentive awards are used to motivate employees to meet and exceed annual objectives that are a part of our strategic plan and reflect the performance of NorthWestern, using both financial and operational measures and the individual performance of the employee. Management annually proposes target metrics for company financial and operational performance, which are reviewed and approved by the HR Committee as well as the Board. At the end of the fiscal year, the HR Committee reviews data submitted by management on company performance against each of the targets and determines the final funding amount for each metric, subject to Board approval. The HR Committee may use discretion in adjusting the final funding amounts from actual performance due to specific facts and circumstances. As described further below, individual performance is factored into the incentive calculation in the application of a performance multiple. The annual incentive plan covers all employees.

Company Performance

The incentive metrics and targets established for 2007 included both financial and operational measures. The financial measures are based on achieving Board-approved earnings before interest, taxes, depreciation and amortization (EBITDA) and operating, general and administrative (OG&A) expenses, exclusive of merger transaction and certain other Board-approved expenses. The company had to achieve at least 85% of the net income target in order to receive funding for the financial metrics.

We believe that providing safe and reliable service to our customers’ satisfaction over the long-term is critical to maximizing shareholder value. As such, 45% of the 2007 incentive plan funding was based on achievement of various operational measures. The operational measures are targeted indices or averages for reliability, customer satisfaction and safety. The following table shows the associated weighting and final funding percentage for 2007 for each of the incentive metrics:

Incentive Metric	2007 Incentive Plan Funding Basis
	Weight	Threshold 50%	Target 100%	Maximum 150%	Final Funding Results	Target % Achieved	Final Funding % of Total
Financial	(Percent of total payout)
EBITDA (1)	40%	$203.9M	$226.6M	$249.2M	$222.5M	91.0%	36.4%
OG&A Expenses (2)	15%	$203.2M	$193.5M	$183.9M	$186.9M	129.6%	19.4%
Reliability (3)
SAIDI - average system outage (minutes)	5%	115.00	102.70	90.90	109.64	71.8%	3.6%
CAIDI - average outage per customer (minutes)	5%	95.50	89.90	78.90	99.83	—	0.0%
SAIFI - # of interruptions per year	5%	1.20	1.14	1.00	1.10	113.5%	5.7%
Customer Satisfaction (4) (based on independent survey results)
Image	5%	7.00	7.25	7.50	7.49	148.0%	7.4%
Customer Service (stated as rank compared with other survey participants)	5%	5/16	4/16	3/16	10/16	—	0.0%
Overall Satisfaction (stated as rank compared with other survey participants)	5%	12/16	10/16	8/16	12/16	50.0%	2.5%
Safety (5)
OSHA Recordable Target Rate	7.5%	6.60	5.00	4.15	6.20	—	0.0%
Lost Work Day Incident Target Rate	7.5%	3.00	2.00	1.49	3.00	—	0.0%

(1)	EBITDA is calculated as operating income plus depreciation expense from our Consolidated Statement of Income for the year ended December 31, 2007.

(2)

OG&A expenses for determining incentive compensation are exclusive of approximately $34.7 million as compared with OG&A expenses from our Consolidated Statement of Income for the year ended December 31, 2007. The majority of excluded expenses related to our leasehold interest in Colstrip Unit 4, which was excluded from the target and actual results due to the unpredictable timing of acquiring our leased interest. In addition, merger transaction and certain other Board-approved expenses were excluded from the target and actual results.

(3)

SAIDI, CAIDI and SAIFI are system reliability indices used by NorthWestern and participating Institute of Electrical and Electronic Engineers, Inc. (“IEEE”) benchmarking utilities to measure the duration and frequency of interuptions on a utility’s electric system. SAIDI measures the average interruption duration for the system, CAIDI measures the average duration interruption for a customer, and SAIFI measures the average frequency of interruptions on our system. Threshold targets for the reliability measures represent 2006 actual results, targets at 100% represent the three-year company average for 2004 - 2006, and maximum targets represent 1st quartile performance as compared with the IEEE three-year average.

(4)

Customer satisfaction is measured based on external surveys that measure company image improvement, customer service and overall satisfaction. Image is measured through an annual customer survey reflecting customer views on reliability, customer service and image. An independent party conducts the survey, and scoring ranges between 1 and 10 (10 being most favorable). Customer service and overall satisfaction are measured as a rank against other utilities (1 is highest ranking, 16 is lowest ranking), with threshold targets set with improvement as compared with the prior year survey results.

(5)

Safety performance is calculated by NorthWestern and participating Edison Electric Institute (“EEI”) benchmarking utilities as defined by OSHA. OSHA specifically defines what workplace injuries and illnesses should be recorded, and of those recorded, which must be considered lost time incidents. Threshold targets for the safety measures represent 2006 actual results, targets at 100% represent the EEI industry average of comparable companies, and maximum targets represent 1st quartile performance as compared with the EEI industry average of comparable companies. Maintaining the safety of our employees, customers and the general public is always a primary consideration, and 15% of our operating targets for 2007 is tied to this objective; however, we experienced one worker fatality during the year, which reduced the score for this category to zero.

Individual Performance and Targets

Annually each executive officer, in consultation with the CEO, sets individual operational and financial performance goals supportive of corporate goals as applicable to their area of responsibility. The CEO and executive officers are evaluated against these goals to determine a performance rating. The Board determines the CEO’s rating and final award. Individual awards for executive officers other than the CEO are determined by the HR Committee, based on the CEO’s assessment of the individual’s performance, and reviewed and approved by the Board.

Individual target incentive opportunities are expressed as a percentage of base salary in accordance with market data. Individual payouts are calculated as follows:

Base Salary x Target Incentive % x Total Plan Payout % x Performance Multiple = Individual Payout

Assuming achievement of the minimum financial metric threshold for payout, this formula provides for individual payouts ranging from 85 to 130 percent of the individual’s funded incentive opportunity. Total annual cash incentive distributions for all employees cannot exceed the total plan percentage funding for the year.

For 2007, we paid 75% of target and over the last three years, the annual incentive plan has been funded at an average of 67% of target. For 2008, we replaced the EBITDA and OG&A expense metrics with net income as our financial incentive metric. The remaining metrics and weightings for 2008 are consistent with those for 2007.

Long-term Equity Grants

Long-term equity grants are a key element of our total compensation package for executive officers and are made in the form of restricted stock. The HR Committee considers a long-term focus to be particularly important in the utility industry given the long-term investment required. The long-term incentive percentage for the CEO and other executive officers ranges from 35% to 70% of base salary. The HR Committee does not consider any executive’s current stock holding to be so large as to warrant the reduction or elimination of further long-term incentive awards.

Retirement Benefits

Retirement benefits are offered to all employees through tax-qualified company-funded pension plans and a 401(k) defined contribution plan. Executive officers, including the CEO, participate in these plans, and the terms governing the retirement benefits under these plans are the same as those available for other employees. We do not presently offer any supplemental retirement benefits to executive officers.

Perquisites and Other Benefits

The primary perquisites included in compensation for executive officers were vehicle allowances or personal use of company-provided vehicles, subject to eligibility and terms that apply to all employees as defined by policy. Vehicle allowances for all executive officers were terminated at the end of 2007, with a corresponding increase to base salary. Our healthcare, insurance, and other welfare and employee-benefit programs are generally the same for all eligible employees, including the CEO and executive officers. We share the cost of health and welfare benefits with our employees, which is dependent on the benefit coverage option that each employee elects.

Human Resources Committee Interlocks and Insider Participation

The HR Committee is composed of Chairman Philip L. Maslowe, Stephen P. Adik and Julia L. Johnson. Each is an independent member as defined by NASD rule 4200(a)(15). None of the persons who served as members of our HR Committee during 2007 are officers or employees or former employees of NorthWestern or any of our subsidiaries. In addition, no executive officer of NorthWestern or any of its subsidiaries served as a member of the Board or compensation committee of any other entity.

HUMAN RESOURCES COMMITTEE REPORT

The HR Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the HR Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement for the 2008 Annual Meeting of Stockholders.

Human Resources Committee

Philip L. Maslowe, Chairman

Stephen P. Adik

Julia L. Johnson

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

We are required to disclose compensation earned during 2007 and 2006 for our Chief Executive Officer, Chief Financial Officer, and each of the three most highly compensated persons who were executive officers as of December 31, 2007. Collectively, these officers are referred to as Named Executive Officers (“NEOs”).

Summary Compensation Table

The following table sets forth the compensation earned during 2007 and 2006 for services in all capacities by the NEOs:

	Year	Salary	Bonus (2)	Stock Awards (1)	Option Awards	Non-equity Incentive Plan Compensation (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compen- sation (4)	Total
Michael J. Hanson	2007	$ 521,635	$ —	$ 431,975	$ —	$ —	$ 14	$ 53,175	$ 1,006,799
President & Chief	2006	494,231	—	175,625	—	169,014	10,901	46,972	896,743
Executive Officer

Brian B. Bird	2007	301,846	—	208,235	—	109,411	4,731	44,638	668,862
Vice President and	2006	287,500	—	96,505	—	69,537	10,722	32,646	496,910
Chief Financial Officer

Thomas J. Knapp	2007	265,420	—	139,482	—	77,842	7,950	46,338	537,033
Vice President,	2006	254,808	—	39,216	—	48,978	11,131	41,384	395,517
General Counsel &
Corporate Secretary

Gregory G. A. Trandem	2007	206,731	—	108,534	—	60,912	6,447	40,007	422,631
Vice President –	2006	199,588	—	31,205	—	36,240	10,327	34,874	312,234
Administrative Services

Curtis T. Pohl	2007	190,000	—	93,973	—	51,846	—	41,426	377,245
Vice President – Retail
Operations (5)

(1)	These values reflect compensation expense recognized for restricted stock awards and are calculated utilizing the provisions of SFAS No. 123R, Share-Based Payments.
(2)

The Bonus column is used to reflect discretionary cash bonuses paid to NEOs, if any. The Non-equity Incentive Plan Compensation column reflects cash incentive awards earned pursuant to our annual incentive plan as previously described. These awards are earned during the year reflected and paid in the following fiscal year. Based on the failure of the BBI transaction, an employee fatality during the year and other discretionary factors, the Board determined that Mr. Hanson should not receive an incentive award.

(3)

These amounts are attributable to a change in the value of each NEOs’ defined benefit pension. We do not provide any nonqualified deferred compensation arrangements to officers. Changes in actuarial assumptions for discount rate from 5.75 percent to 6.25 percent and interest crediting rate from 6.0 percent to 5.5 percent resulted in significantly lower changes in pension value than was reported for 2006. In Mr. Pohl’s case, the change in value was calculated at ($14,129).

(4)

All Other Compensation includes employer contributions, as applicable, for medical, dental, vision, employee assistance plan, group term life, and 401(k), which are generally available to all employees on a nondiscriminatory basis. Also included are vehicle allowances or personal use of a company vehicle, which totaled $14,400 for Mr. Hanson; $12,000 for Mr. Bird; $10,200 for Mr. Knapp; and $9,000 for Mr. Pohl. Mr. Trandem participated in a program, which provides for reimbursing the company for costs associated with personal use of a company-owned vehicle.

(5)	Mr. Pohl did not meet the criteria in 2006 to be included as an NEO.

Non-equity incentive plan compensation includes amounts earned under the NorthWestern Energy 2007 Employee Incentive Plan. The HR Committee reviewed 2007 performance against plan targets and the plan funded at 75%. Officer awards varied from the funded level based on guidelines applicable to all employees to reflect individual performance, as follows:

	Annual Target Incentive as Percent of Base Pay	2007 Actual Incentive as Percent of Base Pay	Incentive Award
Michael J. Hanson	70%	—	$—
Brian B. Bird	50%	36.2%	109,411
Thomas J. Knapp	40%	29.3%	77,842
Gregory G. A. Trandem	40%	29.5%	60,912
Curtis T. Pohl	35%	27.3%	51,486

Grants of Plan-Based Awards

There were no grants of plan-based awards during 2007.

Upon emergence from bankruptcy in 2004, a New Incentive Plan was established pursuant to our Plan of Reorganization, which set aside 2,265,957 shares for the Board to establish equity-based compensation plans for employees and directors. Stockholder approval of the New Incentive Plan was not required under the provisions of the Plan of Reorganization. Upon emergence from bankruptcy, 228,315 shares of restricted stock were granted and approved by the Bankruptcy Court, with a vesting schedule determined by the Board. The vesting schedule for awards granted under the 2004 Plan was as follows: 50% on November 1, 2004; 10% on November 1, 2005; 20% on November 1, 2006; and 20% on November 1, 2007. In March 2005, the Board established the NorthWestern Corporation 2005 Long-Term Incentive Plan (“2005 LTIP”), an equity-based plan, which provides for grants of stock options, share appreciation rights, restricted and unrestricted share awards, deferred share units and performance awards. We have elected to provide all long-term incentive awards for employees in the form of restricted stock. The 2005 LTIP was initially funded with 700,000 shares of restricted stock from the New Incentive Plan and substantially all of those shares were granted to employees, executives and directors prior to 2007 as follows: (1) 400,000 shares were allocated for broad-based employee grants; (2) 191,761 shares were granted to officers, management and non-employee directors; and (3) 83,132 shares have been used for non-employee director annual stock grants and deferred stock units related to deferred Board compensation. On October 31, 2007, the Board approved funding the 2005 LTIP with an additional 600,000 shares of restricted stock from the shares set forth above; however, none of these shares have been awarded to date.

EQUITY COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

This table contains information regarding outstanding equity-based awards, including the potential dollar amounts realizable with respect to each award, and requires separate disclosure of option exercise prices and expiration dates for each award, as applicable.

		Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael J. Hanson	11/6/06	—	—	—	—	—	25,655	$ 756,823	—	—
Brian B. Bird	11/6/06	—	—	—	—	—	12,060	355,770	—	—
Thomas J. Knapp	11/6/06	—	—	—	—	—	8,736	257,712	—	—
Gregory G. A. Trandem	11/6/06	—	—	—	—	—	6,780	200,010	—	—
Curtis T. Pohl	11/6/06	—	—	—	—	—	5,823	171,779	—	—

The market value is as of December 31, 2007, and was determined utilizing the closing stock price. Dividends are not paid or accrued on any unvested shares.

In November 2006, the HR Committee and Board approved awarding the remaining shares available under the 2005 LTIP in the form of restricted stock (66,438 shares for NEOs). In doing so, the HR Committee and Board considered (1)the terms of the proposed Merger Agreement with BBI allowed for all of the shares available under the 2005 LTIP to be awarded before completion of the transaction, without any impact on the selling price; and (2) the fact that all supplemental retirement benefits, which are typical for executives in the utility industry, had been terminated prior to or during NorthWestern's bankruptcy.

The Board did not establish any performance targets for these awards; however, they did establish a service-based vesting schedule over a period of five years as follows:

•	One-ninth on November 1, 2007;
•	Two-ninths on November 1, 2008;
•	Three-ninths on November 1, 2009;
•	Two-ninths on November 1, 2010; and
•	One-ninth on November 1, 2011.

No equity awards were made to executives in 2007.

Option Exercises and Stock Vests

This table shows the dollar amounts realized pursuant to the vesting or exercise of equity-based awards during the last fiscal year.

		Option Awards		Stock Awards
	Grant Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael J. Hanson	11/6/06	—	$ —	3,207	$ 88,000
	11/1/04	—	—	7,144	196,031

Brian B. Bird	11/6/06	—	—	1,508	41,380
	11/1/04	—	—	4,288	117,663

Thomas J. Knapp	11/6/06	—	—	1,093	29,992
	11/1/04	—	—	1,060	29,086

Gregory G. A. Trandem	11/6/06	—	—	848	23,269
	11/1/04	—	—	874	23,983

Curtis T. Pohl	11/6/06	—	—	728	19,976
	11/1/04	—	—	888	24,367

Shares vested during 2007 represent restricted shares granted on November 1, 2004 upon emergence from bankruptcy and shares granted on November 6, 2006 under the 2005 LTIP as discussed above. The value realized is determined by the fair market value of our common stock on the date of vesting. This value is taxable compensation to the NEOs on the date vested pursuant to Internal Revenue Code (“Code”) Section 83(a).

POST EMPLOYMENT COMPENSATION

Pension Benefits

	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payment During Last Fiscal Year
Michael J. Hanson	NorthWestern Pension Plan	9.58	$ 32,392	$ —
Brian B. Bird	NorthWestern Pension Plan	4.08	38,212	—
Thomas J. Knapp	NorthWestern Pension Plan	4.84	49,177	—
Gregory G. A. Trandem	NorthWestern Pension Plan	8.42	69,177	—
Curtis T. Pohl	NorthWestern Pension Plan	21.39	142,643	—

The present value of accumulated benefits was calculated assuming benefits commence at age 65 and using the discount rate, mortality assumption and assumed payment form consistent with those disclosed in Note 16 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2007. While the present values in the table above are required to be calculated assuming benefits commence at age 65, the cash balance available if the individual were to terminate service as of December 31, 2007 was as follows.

Cash Balance
Michael J. Hanson	$ 103,480
Brian B. Bird	43,950
Thomas J. Knapp	52,662
Gregory G. A. Trandem	73,644
Curtis T. Pohl	166,306

We have two defined benefit retirement plans, one applicable to our Montana employees and one applicable to our South Dakota and Nebraska employees. All NEOs are participants in the retirement plan applicable to South Dakota and Nebraska employees.

Under the cash balance formula of the South Dakota and Nebraska plan, a participant’s account grows based upon (1) annual pay credits, and (2) annual interest credits based on the average Federal 30-year Treasury Bill rate for November of the preceding year. Pay credits range from 3 percent to 7.5 percent (3 percent for all new employees) for compensation below the taxable wage base and are doubled for compensation above the taxable wage base. Upon termination of employment, an employee, or if deceased, his or her beneficiary, may elect to receive a lump sum equal to the cash balance in the account, a monthly annuity if age 55 or greater, or defer receiving benefits until they are required to take a minimum distribution.

To be eligible for this retirement plan, an employee must be 21 years of age and have worked at least one year for NorthWestern, working at least 1,000 hours in that year. Non-employee directors are not eligible to participate. The present value of accumulated benefits was calculated by Mercer Human Resources Consulting, the actuary for our pension plans, using participant data provided by us.

Termination or Change In Control Arrangements

Severance Agreements

Our NEOs are participants in our 2006 Officer Severance Plan (Officer Plan). The Officer Plan was reviewed by the HR Committee with recommendations from advisors and approved by the Board. The Officer Plan provides for the payment of severance benefits in the event an officer is involuntarily terminated without “cause.” “Cause” generally is defined in the Officer Plan as (i) any form of illegal conduct or gross misconduct that results in substantial damage to NorthWestern, (ii) failure to comply with our Code of Conduct, (iii) willful failure to perform duties or (iv) willful and continued conduct injurious to us. For this purpose, involuntary termination does not include a termination resulting from a participant’s death or disability. The severance benefits payable under the Officer Plan include:

(i) a lump-sum cash payment equal to 1 times annual base pay, (ii) a pro-rata short-term incentive bonus, (iii) reimbursement of COBRA premiums paid by the participant during the 12-month period following the participant’s termination date, and (iv) $12,000 of outplacement services during the 12-month period following the participant’s termination date.

The Officer Plan also provides for change of control severance benefits in the event an eligible officer is terminated within 18 months after a change of control of NorthWestern. Change of control is generally defined in the Officer Plan as (i) an acquisition of more than 50% of the combined voting power of our securities, (ii) a change in the majority of our Board in any 12-month period, (iii) a merger, or (iv) the sale or disposition of all or substantially all of our assets. Under the change of control provisions, severance benefits are payable in the event an eligible officer is involuntarily terminated by us without cause or in the event of a voluntary termination by the participant with “good reason,” within 18 months after a change of control. “Good reason” is generally defined in the Officer Plan as (i) a reduction in annual compensation in excess of 15% or $10,000, whichever is greater, (ii) relocation of more than 50 miles, (iii) the failure to provide an equivalent or better position with the successor organization or (iv) the failure to obtain satisfactory agreement from the successor to assume and agree to perform the Officer Plan. The change of control benefits include: (i) a lump-sum cash payment equal to 2 times Compensation to the Chief Executive Officer and Chief Financial Officer and 1.5 times Compensation to all other eligible officers (where Compensation is defined under Section 1.7 of the Officer Plan as annual base salary plus target annual short-term incentive pay), (ii) a pro-rata short-term incentive bonus, (iii) reimbursement of COBRA premiums paid by the participant during the 18-month period following the participant’s termination date, and (iv) $12,000 in outplacement services during the 12-month period following the participant’s termination date. In addition, the 2005 LTIP provides for accelerated vesting in the event of a change of control.

In the event any benefits payable under the Officer Plan result in an excess parachute payment under section 280G of the Internal Revenue Code of 1986, as amended, such change of control severance benefits is limited to the greater of: (i) the largest amount which may be paid without any portion of such amount being subject to excise tax imposed by Code Section 4999, or (ii) the change of control benefits payable under the Officer Plan without regard to such limitation, less any excise tax imposed under Code Section 4999.

The HR Committee engaged Towers Perrin to evaluate severance and change of control practices, particularly related to other utilities and believed it was important to implement a plan to ensure retention of key employees in the event of employment uncertainty related to the proposed BBI transaction. The HR Committee believes the approved plan established a balance between the need to retain key employees without providing an overly generous benefit.

The Officer Plan was set to expire on March 31, 2008. On March 28, 2008, our Board approved extending the Officer Plan through September 30, 2008, while a more comprehensive review of severance and LTIP benefits is conducted.

The following table shows the amount of potential cash severance that would have been payable, based on an assumed termination date of December 31, 2007, to our NEOs under the normal severance provisions of the plan including the amount that each executive officer would be entitled to be reimbursed for outplacement expenses and reimbursement of costs for continuing coverage and other benefits under our group health, dental and life insurance plans to each executive officer. Severance benefits are not provided for terminations with cause.

	Base Salary	Short-Term Incentive	COBRA Premiums	Out Placement Services	Amount of Potential Severance Benefit
Michael J. Hanson	$ 521,635	$ 365,145	$ 15,165	$ 12,000	$ 913,944
Brian B. Bird	301,846	150,923	15,535	12,000	480,304
Thomas Knapp	265,420	106,168	19,137	12,000	402,725
Gregory G.A. Trandem	206,731	82, 692	15,535	12,000	316,958
Curtis T. Pohl	190,000	66,500	12,529	12,000	281,029

The following table shows the amount of potential cash severance that would have been payable, based on an assumed termination date of December 31, 2007, to our NEOs under the change of control severance provisions of the plan including any accelerated restricted stock vesting. The Officer Plan does not provide tax gross up payments. Change of control benefits are not provided for terminations with cause.

	Base Salary	Short-Term Incentive	COBRA Premiums	Out Placement Services	Restricted Stock Unit Vesting (1)	Amount of Potential Change in Control Benefit
Michael J. Hanson	$ 1,043,270	$ 1,095,434	$ 22,747	$ 12,000	$ 756,823	$ 2,483,985	(2)
Brian B. Bird	603,692	452,769	23,302	12,000	355,770	1,447,533
Thomas Knapp	398,130	265,420	28,705	12,000	257,712	961,967
Gregory G.A. Trandem	310,097	206,731	23,302	12,000	200,010	752,139
Curtis T. Pohl	285,000	166, 250	18,794	12,000	171,779	653,822

(1) Based on 12/31/2007 closing price of $29.50 per share.

(2) Overall benefit is subject to 280G limit according to plan provisions.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans.

Employment Agreements

No member of our Board or management has entered into an employment agreement with our subsidiaries or us.

DIRECTOR COMPENSATION

Compensation to our nonemployee directors consists of an annual cash retainer, an annual unrestricted stock award, an annual cash retainer for the chair of each committee of the Board, and meeting attendance fees. The following table shows the rates for nonemployee director compensation for 2007.

	Cash	Shares
Annual Board Retainer
Initial Stock Grant (sign-on grant to a new member)	NA	1,000
Board Chair	$100,000	3,000
Board Member	25,000	2,000
Annual Committee Chair Retainer
Audit Committee (1)	8,000	NA
Nominating and Corporate Governance Committee	6,000	NA
Human Resources Committee	6,000	NA
Mergers and Acquisitions Committee (2)	8,000	NA
Meeting Fees (3)
Board Meeting	2,000	NA
Committee Meeting	2,000	NA

(1)	On October 31, 2007, the Board approved an increase to the annual retainer for the Audit Committee Chair to $10,000.
(2)	On October 31, 2007, the Mergers and Acquisitions Committee was disbanded.
(3)	The Board Chair does not receive meeting fees.

The following table sets forth the compensation earned by our nonemployee directors for service on our Board during 2007. Employee directors are not compensated for service on the Board.

	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards	Non-equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
E. Linn Draper, Jr., Chair	$ —	$ 308,528	$ —	$ (64,143)	$ —	$ —	$ 244,385
Stephen P. Adik	62,000	205,998	—	(18,393)	—	—	249,605
Jon S. Fossel	79,000	172,998	—	—	—	—	251,998
Julia L. Johnson	—	249,998	—	(36,075)	—	—	213,923
Philip L. Maslowe	—	261,998	—	(43,010)	—	—	218,998
D. Louis Peoples	—	261,998	—	14,141	—	—	276,139

(1)

These values reflect the compensation expense recognized for restricted stock awards and are calculated utilizing the provisions of SFAS No. 123R, Share-Based Payments. In addition, for those directors who defer their compensation as described below, the meeting fee or retainer, as applicable, is the value utilized to determine the amount of deferred compensation.

(2)	These amounts reflect the earnings on compensation deferred, which is tied to changes in the market value of our common stock.

Nonemployee directors may elect to defer up to 100% of any qualified cash or equity-based compensation that would be otherwise payable to him or her, subject to compliance with NorthWestern’s 2005 Deferred Compensation Plan for Nonemployee Directors and Section 409A of the Internal Revenue Code. The deferred compensation may be invested in deferred stock units (“DSUs”) or designated investment funds. Based on the election of the nonemployee director, following separation from service on the Board, other than on account of death, he or she shall receive a distribution equal to one share of common stock for each deferred stock unit either in a lump sum or in approximately equal installments over a designated number years (not to exceed 10 years). The value of the deferred compensation is adjusted based on increases or decreases in our common stock market value, which is included in the Non-equity Incentive Plan Compensation column. Messrs. Adik, Draper, Maslowe, Peoples and Ms. Johnson elected to defer all or a portion of their 2007 director compensation into DSUs of our common stock.

Each member must retain at least five times his or her annual Board and committee chair retainer(s) in common stock or DSUs within five years of commencing service on our Board.

NorthWestern also reimburses nonemployee directors for the cost of participation in certain continuing education programs and travel costs to meetings.

AUDIT COMMITTEE REPORT

The following report is submitted on behalf of the Audit Committee of the Board. The purpose of the Audit Committee is to assist the Board in its general oversight of NorthWestern related to: (i) the accounting and financial reporting processes; (ii) the audits and integrity of the financial statements; (iii) compliance with legal and regulatory requirements; (iv) the independent auditor’s qualifications and independence; and (v) the performance of the internal audit function and independent auditors. We operate pursuant to a charter that was last amended in February 2007, a copy of which is available on NorthWestern’s website at http://www.northwesternenergy.com.

In the performance of the Audit Committee’s oversight function, and in connection with the December 31, 2007, financial statements, the Audit Committee reviewed and discussed the audited financial statements with management, discussed with Deloitte & Touche LLP (“Deloitte”) our independent registered public accounting firm, the matters required by Statement on Auditing Standards No. 61, as amended, and SEC Rule 2-07 of Regulation S-X, and received and discussed with the auditor the matters required by Independence Standards Board Statement No. 1 and considered the compatibility of non-audit services with the auditor’s independence.

Based on its review of the consolidated financial statements and discussions with and representations from management and Deloitte referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in NorthWestern Energy’s Form 10-K for the year ended December 31, 2007 filed with the SEC.

Audit Committee

Stephen P. Adik, Chairman

Jon S. Fossel

Philip L. Maslowe

D. Louis Peoples

PROPOSAL  2

RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Board has selected Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2008, and recommends that stockholders vote for ratification of such appointment. Although action by stockholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Board feels that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote on ratification, the Board will reconsider its selection.

Representatives of Deloitte will be present at the annual meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions. The following table is a summary of the fees billed to us by Deloitte for professional services for the fiscal years ended December 31, 2007 and 2006:

Fee Category	Fiscal 2007 Fees	Fiscal 2006 Fees
Audit fees	$1,440,000	$1,755,000
Audit-related fees	—	93,500
Tax fees	174,000	834,000
All other fees	—	—
Total fees	$1,614,000	$2,682,500

Audit Fees

Audit fees consist of fees billed for professional services rendered for the audit of our financial statements, internal control over financial reporting and review of the interim financial statements included in quarterly reports and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements.

Audit-related Fees

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees

Tax fees consist of fees billed for professional services for tax compliance of $75,000 and $300,000 for the years ended December 31, 2007 and 2006, respectively, and tax consulting of $99,000 and $500,000 for the years ended December 31, 2007 and 2006, respectively. These services include assistance regarding federal and state tax compliance and tax audit defense.

All Other Fees

All other fees consist of fees for products and services other than the services reported above. In fiscal years 2007 and 2006, there were no other fees.

Preapproval Policies and Procedures

Pursuant to the provisions of the Audit Committee Charter, before Deloitte is engaged to render audit or nonaudit services, the Audit Committee must preapprove such engagement. In 2007, the Audit Committee approved all such services undertaken by Deloitte before engagement for such services.

The affirmative vote of the holders of a majority in voting power of the shares of our common stock which are present in person or represented by proxy and entitled to vote thereon is required to ratify the selection of Deloitte. Accordingly, “broker non-votes” will not affect the outcome of the vote on the proposal, although abstentions will have the same effect as a vote against the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted “FOR” the proposal to ratify the selection of Deloitte to serve as the independent registered public accounting firm for NorthWestern for the fiscal year ending December 31, 2008.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF DELOITTE & TOUCHE LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS

Stockholder proposals to be considered for inclusion in the proxy statement relating to the 2009 annual meeting must be received by the Corporate Secretary of NorthWestern Corporation not later than December 16, 2008, in accordance with Rule 14a-8 of the Exchange Act.

Stockholder proposals to be brought before the annual meeting but not included in our 2009 proxy statement and form of proxy must be received by the Corporate Secretary of NorthWestern Corporation on or after January 21, 2009, and prior to February 20, 2009, in accordance with the provisions set forth in our bylaws.

Stockholder proposals should be delivered to or mailed and received by us on the dates set forth above addressed to:

Corporate Secretary
NorthWestern Corporation
3010 W. 69th Street
Sioux Falls, SD 57108

OTHER MATTERS

Other Business at the 2008 Annual Meeting – Discretionary Voting Authority

Management is not aware of any matter to be brought before the annual meeting, other than the matters described in the Notice of Annual Meeting accompanying this proxy statement. The persons named in the form of proxy solicited by our Board will vote all proxies, which have been properly executed, and if any matters not set forth in the Notice of Annual Meeting are properly brought before the meeting, such persons will vote thereon in accordance with their best judgment.

Multiple Stockholders Sharing the Same Address

In accordance with notices we previously sent to “street name” stockholders who share a single address, we are sending only one Annual Report and Form 10-K, Form 10-Q and Proxy Statement to that address unless we received contrary instructions from any stockholders at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate Annual Report or Proxy Statement in the future, he or she may contact our Corporate Secretary. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting our Corporate Secretary Thomas J. Knapp, NorthWestern Corporation, 3010 W. 69th Street, Sioux Falls, South Dakota 57108.

Where You Can Find Additional Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

Please call the SEC at 1+ 800 SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Our public filings are also available to the public from document retrieval services and the Internet Web site maintained by the SEC at www.sec.gov.

Reports, proxy statements or other information concerning us may also be inspected at the offices of the NASDAQ National Market at:

One Liberty Plaza

165 Broadway

New York, NY 10006

Assistance

If you need assistance with voting your proxy or have questions regarding our annual meeting, please contact:

Dan Rausch Director – Investor Relations (605) 978-2902	or	Tammy Lydic Assistant Corporate Secretary (605) 978-2945

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at NorthWestern Corporation, 3010 W. 69th Street, Sioux Falls, South Dakota 57108, Attention: Investor Relations. If you would like to request documents, please do so by May 15, 2008, in order to receive them before the annual meeting.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated April 15, 2008. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

ANNUAL MEETING GUIDELINES

In the interest of an orderly and constructive meeting, the following guidelines will apply to NorthWestern’s annual meeting:

•

The annual meeting is open only to our stockholders and our invited guests. Stockholders attending the annual meeting should present an admittance ticket or evidence of NorthWestern Corporation (NASDAQ: NWEC) stock ownership to gain entrance. You may be asked to provide photo identification, such as a driver’s license, in order to gain admittance to the annual meeting.

•

The business of the meeting will follow as set forth in the agenda, which you will receive at the meeting entrance. If you wish to change your vote or have not voted, ballots will be distributed to you to cast your votes.

•	Stockholder questions and comments related to our business will be addressed only during the question and answer portion of the agenda at the end of the annual meeting.
•

Stockholders will be recognized on a rotation basis, and their questions or remarks must be relevant to the meeting, pertinent to matters properly before the meeting, and briefly stated with a time limit of three minutes.

•

Although personal grievances, claims and political statements are not appropriate subjects for the annual meeting, you may submit in writing any of these to an usher or company representative, and we will respond in writing.

•

The use of cameras or sound recording equipment is prohibited, except by those employed by the company to provide a record of the proceedings. The use of cell phones and other personal communication devices also is prohibited during the annual meeting.

•	No firearms or weapons will be allowed in the meeting room.
•	No banners or signs will be allowed in the meeting room.
•	We reserve the right to inspect all items entering the meeting room. Handbags, briefcases and packages may be inspected.

IMPORTANT: PLEASE VOTE YOUR SHARES PROMPTLY

[ADMISSION TICKET]

[front side]

ADMISSION TICKET

NorthWestern Corporation

Annual Meeting of Stockholders

May 21, 2008

10:00 a.m. Eastern Daylight Time

New York Marriott Downtown Hotel

85 West Street at Albany Street

New York, N.Y.

[company logo]

[back side]

[map showing annual meeting location]

[PROXY VOTING CARD – front side]

NORTHWESTERN CORPORATION

3010 W. 69TH STREET, SIOUX FALLS, SD 57108

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints E. Linn Draper, Jr. and Michael J. Hanson, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 2008 Annual Meeting of Stockholders of NORTHWESTERN CORPORATION to be held at the New York Marriott Downtown Hotel, 85 West Street at Albany Street, New York, NY at 10:00 a.m. Eastern Daylight Time, on Wednesday, May 21, 2008, or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of common stock of the Company which the undersigned may be entitled to vote at said Meeting as follows:

PLEASE VOTE PROMPTLY BY INTERNET, PHONE OR MAIL.

(continued and to be signed on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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FOLD AND DETACH HERE

You can now access your NorthWestern Corporation account online.

Access your NorthWestern Corporation shareholder account

online via Investor ServiceDirect® (ISD).

LaSalle Bank, N.A., Transfer Agent for NorthWestern Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View certificate history	• Obtain a duplicate 1099 tax form
• View book-entry information	• Establish/change your PIN

Visit us on the web at http://www.lasalleshareholderservices.com

****TRY IT OUT***

www.lasalleshareholderservices.com/isd/

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

YOUR VOTE IS IMPORTANT!

PLEASE VOTE PROMPTLY BY INTERNET, PHONE OR MAIL

[PROXY VOTING CARD – back side]

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED,

WILL BE VOTED “FOR” THE PROPOSALS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Mark Here for Address Change or Comments PLEASE SEE REVERSE SIDE _____

Please mark vote like this in blue or black ink. X

1. Election of Directors

Nominees:

01 Stephen P. Adik

02 E. Linn Draper, Jr.

03 Jon S. Fossel

04 Michael J. Hanson

05 Julia L. Johnson

06 Philip L. Maslowe

07 D. Louis Peoples

For All __	Withhold All __	For All Except __

_________________________________________________

For all nominees except as noted above.

2. Ratification of selection of Deloitte & Touche LLP as independent registered accounting firm for fiscal year ended December 31, 2008.

For __	Against __	Abstain __

3. Upon such other matters as may come before said meeting or any adjournment or postponement thereof, in the discretion of the Proxyholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES NAMED IN ITEM 1, AND “FOR” RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN ITEM 2.

Signature ____________________ Signature ____________________ Date __________

Please sign exactly as name(s) appear on this Proxy. Joint owners should each sign personally. Corporation Proxies should be signed by authorized officer. When signing as executors, administrators, trustees, etc., give full title.

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FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you

marked, signed and returned your proxy card.

Internet

http://www.proxyvoting.com/nwec

Use the Internet to vote your proxy.

Have your proxy card in hand when you access the web site.

Or

Telephone

1-866-540-5760

Use any touch-tone telephone to vote your proxy.

Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.lasalleshareholderservices.com/isd/ where step-by-step instructions will prompt you through enrollment.